Exhibit 5.1

                              KRIEGER & PRAGER, LLP
                                ATTORNEYS AT LAW
                             39 Broadway, Suite 920
                            New York, New York 10006
                            Telephone: (212) 363-2900
                            Facsimile: (212) 363-2999


                                                                  August 4, 2006

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            RE:   StatSure Diagnostic Systems, Inc.
                  Form SB-2 REGISTRATION STATEMENT (FILE NO. 333-________)

Ladies & Gentlemen:

      We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by StatSure Diagnostic Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed thee genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally, and validly issued fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                                       Very truly yours,


                                                       /s/ KRIEGER & PRAGER, LLP